UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2019

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 31, 2019, Spirit AeroSystems, Inc. (“Spirit”) and Spirit AeroSystems Global Holdings Limited (“Spirit UK”), wholly owned subsidiaries of Spirit AeroSystems Holdings, Inc. (the “Company”), entered into a definitive agreement (the “Purchase Agreement”) with Bombardier Inc., Bombardier Aerospace UK Limited, Bombardier Finance Inc. and Bombardier Services Corporation (collectively, the “Sellers”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Spirit UK will acquire the outstanding equity of Short Brothers plc (“Shorts”) and Bombardier Aerospace North Africa SAS, and Spirit will acquire substantially all the assets of the maintenance, repair and overhaul business in Dallas, Texas (collectively, the “Acquired Business”) for cash consideration of $500 million (the “Acquisition”).

The Company, acting through certain of its subsidiaries, has agreed to procure payment of a special contribution of £100 million (approximately $130 million) to the Shorts pension scheme at the time of closing and will assume additional net pension liabilities of approximately $170 million. In addition, Shorts is a party to a repayable investment agreement with the Department for Business, Energy and Industrial Strategy of the Government of the United Kingdom, and Spirit will, at closing, assume, directly or indirectly, Shorts’ financial payment obligations under this agreement, which are approximately $290 million.

The Acquisition, which is expected to close in the first half of 2020, is subject to certain consents, regulatory approvals and customary closing conditions. Closing conditions include, but are not limited to, (i) the absence of certain legal impediments to the consummation of the Acquisition, (ii) the receipt of specified third party consents and approvals, including consents from Airbus SE and its subsidiaries, (iii) the receipt of applicable regulatory approvals, and (iv) the absence of a material adverse change to the Acquired Business. The Purchase Agreement contains customary representations, warranties and covenants among the parties, including, among others, certain covenants by the Sellers regarding the operation of the Acquired Business during the interim period between the execution of the Purchase Agreement and the consummation of the Acquisition. The Acquisition is not conditioned upon the Company’s receipt of debt financing.

The Purchase Agreement provides Spirit, Spirit UK and the Sellers with certain termination rights, including if the consummation of the Acquisition has not occurred on or prior to October 31, 2020.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for 2019.

The representations and warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made between the parties, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement.

Item 7.01. Regulation FD Disclosure

On October 31, 2019, the Company issued a press release announcing the Purchase Agreement. A copy of the press release containing the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated October 31, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following: 1) our ability to continue to grow our business and execute our growth strategy, including the timing, execution, and profitability of new and maturing programs; 2) our ability to perform our obligations under our new and maturing commercial, business aircraft, and military development programs, and the related recurring production, including our ability to meet contractually required production rate increases; 3) our ability to accurately estimate and manage performance, cost, and revenue under our contracts, including our ability to achieve certain cost reductions with respect to the B787 program and other programs; 4) margin pressures and the potential for additional forward losses on new and maturing programs; 5) our ability and our suppliers’ ability to accommodate, and the cost of accommodating, announced increases in the build rates of certain aircraft and expanding model mixes; 6) the effect on aircraft demand and build rates of changing customer preferences for business aircraft, including the effect of global economic conditions on the business aircraft market and expanding conflicts or political unrest; 7) customer cancellations or deferrals as a result of global economic uncertainty or otherwise; 8) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including fluctuations in foreign currency exchange rates; 9) the success and timely execution of key milestones such as the receipt of necessary regulatory approvals, including our ability to obtain any required regulatory or other third party approvals for the consummation of our announced acquisitions of Asco and select Bombardier operations, and customer adherence to their announced schedules; 10) our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing and our other customers; 11) our ability to enter into profitable supply arrangements with additional customers; 12) the ability of all parties to satisfy their performance requirements, including our ability to timely deliver quality products, under existing supply contracts with our two major customers, Boeing and Airbus, and other customers, and the risk of non-payment by such customers; 13) any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals, or reduced orders by their customers or from labor disputes, domestic or international hostilities, acts of terrorism, or government action such as mandatory aircraft fleet grounding; 14) any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks; 15) our ability to avoid or recover from cyber-based or other security attacks, information technology failures, or other disruptions; 16) returns on pension plan assets and the impact of future discount rate changes on pension obligations; 17) our ability to borrow additional funds or refinance debt; 18) competition from or in-sourcing by commercial aerospace original equipment manufacturers and competition from other aerostructures suppliers; 19) the effect of governmental laws, such as U.S. export control laws and U.S. and foreign anti-bribery laws such as the Foreign Corrupt Practices Act and the United Kingdom Bribery Act, and environmental laws and agency regulations, both in the U.S. and abroad; 20) the effect of changes in tax law, such as the effect of The Tax Cuts and Jobs Act that was enacted on December 22, 2017, and changes to the interpretations of or guidance related thereto, and the Company’s ability to accurately calculate and estimate the effect of such changes; 21) any reduction in our credit ratings; 22) our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components; 23) our ability to recruit and retain a critical mass of highly skilled employees and our relationships with the unions representing many of our employees, including our ability to avoid labor disputes and work stoppages with respect to our union employees; 24) spending by the U.S. and other governments on defense; 25) the possibility that our cash flows and our credit facility may not be adequate for our additional capital needs or for payment of interest on, and principal of, our indebtedness; 26) our exposure under our revolving credit facility to higher interest payments should interest rates increase substantially; 27) the effectiveness of any interest rate hedging programs; 28) the effectiveness of our internal control over financial reporting; 29) the outcome or impact of ongoing or future litigation, claims, and regulatory actions; 30) our exposure to potential product liability and warranty claims; 31) the consummation of our announced acquisition of select Bombardier operations in a timely fashion and the realization of the expected revenues of the acquired Bombardier operations, 32) our ability to effectively assess, manage and integrate acquisitions that we pursue, including our ability to successfully integrate the Asco business and select Bombardier operations, and generate synergies and other cost savings therefrom; 33) the consummation of our announced acquisition of Asco while avoiding any unexpected costs, charges, expenses, and adverse changes to business relationships and other business disruptions for ourselves and Asco as a result of the acquisition; 34) our ability to continue selling certain receivables through our supplier financing programs; 35) the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies; 36) prolonged periods of inflation where we do not have adequate inflation protection in our customer contracts, among other things; and 37) the timing and conditions surrounding the return to service of the 737 MAX fleet and related impacts on our production rate. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: October 31, 2019	By:	/s/ Stacy Cozad
	Name:	Stacy Cozad
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary